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ALLIED RESEARCH CORPORATION

Script for phone communication to both registered and NOBO holders
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Hello, my name is _____.

May I speak with _____.

I am calling with regard to your holdings in Allied Research Corporation.

Have you received Allied Research's proxy material?

Have you received proxy material from the Zilkha Group?

Consider the following:

 . The Zilkha Group is attempting to take control of your company without providing you with any benefit.

 . This is the second attempt of this group to gain representation on the board of directors.

 . The Zilkha Group is making the usual and standard accusations, but does not provide any specific action that they will take to benefit shareholders.


 . Your company has produced 15 consecutive quarters of positive earnings and 3 successive years of record results.

 . Your company's most recent fiscal year has yielded a return on assets of 11% and a return on equity of 21%, which demonstrates the strong financial performance of your company.

 . The cash management and investment policies of your management team has resulted in a strong balance sheet that gives your company the ability of growth through acquisition or business expansion.


You may shortly receive a gold proxy card from the Zilkha Group seeking your vote in support of their nominees for directorship. DO NOT VOTE ON THIS GOLD
                                                     ------------------------
CARD.  VOTE ONLY YOUR MANAGEMENT'S WHITE PROXY CARD.
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Thank you for your time and have a nice day.